HERSHA HOSPITALITY TRUST

510 Walnut Street | 9th Floor

Philadelphia | PA | 19106

p. 215.238.1046 | f. 215.238.0157

hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES

FULL-YEAR AND FOURTH QUARTER 2015 RESULTS

-  Full-Year 2015 Consolidated Portfolio RevPAR Growth of 6.9%  -

- Full-Year 2015 Hotel EBITDA Growth of 13.5% -

- Full-Year 2015 AFFO per Share Growth of 18.7% -

- 8 Consecutive Quarters of Outperformance in Manhattan -

- Strengthens Clusters in Washington, DC and on the West Coast  -

Philadelphia, PA, February 16, 2016 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha” or the “Company”), owner of upscale hotels in urban gateway markets, today announced results for the full-year and the fourth quarter ended December 31, 2015.

Full-Year and Fourth Quarter 2015 Financial Results

Adjusted Funds from Operations (“AFFO”) in 2015 increased by $15.3 million, or 14.8%, to $118.1 million, compared to $102.8 million in 2014.  The Company’s weighted average diluted common shares and units of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Unit”) outstanding were approximately 50.3 million as of December 31, 2015, compared to approximately 52.0 million as of December 31, 2014.  AFFO per diluted common share and OP Unit in 2015 was $2.35, an 18.7% increase from AFFO of $1.98 per diluted common share and OP Unit reported in 2014.

AFFO in the fourth quarter 2015 increased by $4.1 million, or 14.3%, to $32.4 million, compared to $28.3 million in the fourth quarter 2014.  AFFO per diluted common share and OP Unit in the fourth quarter 2015 was $0.67, a 24.1% increase from AFFO per diluted common share and OP Unit of $0.54 in the same quarter in 2014.  An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to GAAP net income, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Hersha’s strong performance and successful strategic execution in 2015 reinforces the Company’s position as a leader in the lodging sector and among REIT peers.  During 2015, the Company improved portfolio quality through 3  accretive acquisitions totaling $134.7 million, beat the market in each of our  6 core gateways, including Manhattan, and remained steadfast to the Company’s absolute return philosophy and commitment to total shareholder returns.

Our 2015 operating results demonstrate the earnings power of a pure play, geographically diversified, urban transient portfolio concentrated in the highest demand gateway markets.  Consolidated RevPAR growth of 6.9% to $165.88 and Hotel EBITDA of $178.6 million in 2015 were continuing indicators of healthy lodging fundamentals against a positive macroeconomic backdrop fueled by consumer spending and a strong labor market.  Thoughtful and aggressive revenue management strategies and core competencies of our hotel managers,  combined with record-breaking portfolio-wide occupancy of 84.1%, led ADR increases to comprise the majority of our portfolio’s full-year 2015 RevPAR growth.    With continuing record occupancies across the country and in our portfolio, Hersha is well-positioned to further increase ADR in 2016, which combined with our industry leading margins, will drive strong profitability growth and free cash flow.”

Mr. Shah continued, “In 2015, we added high-quality, well-located hotels to the Company’s portfolio, fortifying our urban hotel cluster in Washington, DC through the purchase of the St. Gregory Hotel in June.  We  also acquired the newly renovated, 86-room Ritz-Carlton Georgetown in late December for $50.0 million, and went under contract to purchase the brand new Hilton Garden Inn M Street.    In Northern California, we established a foothold in Silicon Valley with the purchase of the Marriott TownePlace Suites Sunnyvale in August, and recently closed on the beachfront Sanctuary Beach Resort on the southern end of Monterey Bay.    Additionally,  we actively bought back our stock in 2015, repurchasing 10.7% of the Company’s outstanding shares for $127.9 million.    We anticipate further opportunistic share buybacks to take advantage of the capital market dislocation, and view share buybacks as an attractive use of available capital.  As a result, we may seek to increase our 2016 share repurchase authorization based on market conditions and subject to approval by the Company’s Board.”

Fourth Quarter 2015 Operating Results

During fourth quarter 2015, revenue per available room (“RevPAR”) at the Company's 48 comparable hotels increased 4.2% to $167.30.  The Company’s average daily rate (“ADR”) for the comparable hotel portfolio increased 3.3% to $204.08, while occupancy increased 73 basis points to 82.0%. Hotel EBITDA margins for the comparable hotel portfolio increased 30 basis points to 38.2%.  Consolidated portfolio Hotel EBITDA increased 9.3%, or $4.0 million, to $46.9 million as operators benefitted from pricing power given strong occupancies across the Company’s six markets.

The Company’s best performing market during the fourth quarter was Philadelphia, which reported 16.6% RevPAR growth.  The Company’s West Coast,  South Florida and Washington, DC CBD portfolios reported 12.5%,  8.6% and 8.0% RevPAR growth, respectively.

New York City and Manhattan

The New York City hotel portfolio, which includes the five boroughs, consisted of 17 hotels as of December  31, 2015.  For fourth quarter 2015, the Company’s comparable New York City hotel portfolio (17 hotels) reported occupancy growth of 17 basis points to a very strong 93.9%.  Nevertheless, the delivery of new supply in New York City throughout the year negatively impacted rate growth, which declined 20 basis points to $242.15.  As a result, RevPAR was flat at $227.37.

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The Manhattan hotel portfolio consisted of 14 hotels as of December  31, 2015.  During fourth quarter 2015, the Company’s comparable Manhattan hotel portfolio (14 hotels) also reported robust portfolio-wide occupancy of 95.2%, 880 basis points above the greater Manhattan market.  However, the delivery of new supply during the quarter inhibited rate growth, driving the portfolio’s 30 basis point ADR decline to $254.73, leading to a 30 basis point decrease in RevPAR to $242.55.  In the fourth quarter, the Company outperformed the Manhattan market by 270 basis points, the 8th consecutive quarter of market outperformance. The decline in ADR and property tax increases at newly opened Manhattan hotels, negatively impacted Hotel EBITDA margins, leading to a 110 basis point decline to 44.2%.

Financing

As of December  31, 2015, the Company maintained significant financial flexibility with approximately $28.0 million of cash and cash equivalents, and $218.7 million available on the Company’s senior unsecured credit facility.  As of December  31, 2015,  53.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps.  The Company’s total consolidated debt had a weighted average interest rate of approximately 3.68% and a weighted average life-to-maturity of approximately 4.0 years.

Acquisitions

During fourth quarter 2015, the Company acquired the 86-room Ritz-Carlton Georgetown in Washington, DC for $50.0 million, or $581,000 per room.  The Company expects the Ritz-Carlton Georgetown to stabilize at an unlevered yield of 8.0% - 8.5% based on improving Washington, DC market fundamentals, and the Company’s broad capabilities.  The acquisition of the Ritz-Carlton Georgetown was funded with cash on hand and with proceeds from the Company’s senior unsecured credit facility.

Subsequent Events

On February 4, 2016, the Company announced it signed definitive agreements with Cindat Capital Management Limited (“Cindat”) to form a joint venture for 7 of the Company’s limited service hotels in Manhattan totaling 1,087 rooms for a total purchase price, including expected closing costs, of $571.4 million, or $526,000 per key.  The proposed joint venture is structured with Cindat as the preferred joint venture partner holding a 70.0% ownership stake, while Hersha retains a 30.0% equity interest.    The joint-venture transaction is expected to close no later than March 31, 2016, and is subject to customary closing conditions.

On February 4, 2016, the Company also announced it signed a purchase and sale agreement to acquire the 238-room Hilton Garden Inn M Street for $106.5 million.  The purchase price reflects an expected forward 12-month economic capitalization rate and Hotel EBITDA multiple of 7.3% and 13.1x, respectively.  The proposed purchase of the Hilton Garden Inn M Street is expected to close in the first quarter 2016 and is subject to customary closing conditions, including the completion of due diligence.

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In late January 2016, the Company closed on the previously announced acquisition of the 60-room Sanctuary Beach Resort in Monterey, CA for $39.5 million following the assumption of the property’s $14.7 million loan.

Share Repurchase Activity

In 2015, the Company repurchased approximately 5.3 million common shares for an aggregate repurchase price of $127.9 million, representing approximately 10.7% of common shares outstanding as of December 31, 2014.  The Company has approximately $72.0 million remaining on its $100 Million Share Repurchase Program.

In fourth quarter 2015, the Company repurchased approximately 1.9 million shares for $45.1 million.

Dividends

Hersha paid a dividend of $0.50 per Series B Preferred Share and $0.4297 per Series C Preferred Share for the fourth quarter ended December 31, 2015.  The preferred share dividends were paid January 15, 2016 to holders of record as of January 1, 2016.

The Board of Trustees also declared quarterly cash dividends of $0.28 per common share and per Limited Partnership unit for the fourth quarter ended December 31, 2015. The common share dividend and limited partnership unit distribution were paid January 15, 2016 to holders of record as of January 4, 2016.

Net Income

Net income applicable to common shareholders was $27.4 million, or $0.56 per diluted common share, for the full-year ended December 31, 2015 compared to net income applicable to common shareholders of $52.9 million, or $1.04 per diluted common share in 2014.  The decrease in net income reported for the full‐year was primarily attributable to non‐recurring gains on hotel dispositions, acquisitions and development loan recoveries recorded in 2014, which offset same store growth, contributions from stabilizing assets, and income generated from acquisitions completed in 2015.

In the fourth quarter 2015, net income applicable to common shareholders was $8.8 million, or $0.19 per diluted common share, compared to net income applicable to common shareholders of $5.1 million, or $0.10 per diluted common share in fourth quarter 2014.

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2016 Outlook

The Company is introducing its operating and financial expectations for 2016.    The Company’s expectations, which are based on the Company’s current view of operating and economic fundamentals, include the 7  New York City hotels to be contributed to the joint venture with Cindat as fully owned for the entire year, and the Company’s pending acquisition of the Hilton Garden Inn M Street, and do not build in any additional acquisitions, dispositions or capital market activities for 2016.    Based on management’s current outlook and assumptions, the Company’s 2016 operating expectations are as follows:

	2016 Outlook
($’s in millions except per share amounts)	Low	High
Net income	$37.0	$47.0
Net income per share	$0.82	$1.05

Comparable Property RevPAR Growth	4.0%	6.0%
Comparable Property EBITDA Margin Growth	50 bps	75 bps

Adjusted EBITDA	$198.0	$208.0

Adjusted FFO	$131.0	$141.0
Adjusted FFO per share	$2.79	$3.00

Fourth Quarter 2015 Conference Call

The Company will host a conference call to discuss these results at 9:00 a.m. Eastern Time on Wednesday, February 17, 2016.    The conference call can be accessed by dialing 1-888-395-3227 or 1-719-325-2494 for international participants.  A replay of the call will be available from 12:00 PM Eastern Time on Wednesday, February 17, 2016, through 11:59 PM Eastern Time on Wednesday, March 2, 2016. The replay can be accessed by dialing 1-877-870-5176 or 1-858-384-5517 for international participants.  The passcode for the call and the replay is 7192294.  A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale hotels in urban gateway markets. The Company's 55 hotels totaling 8,654 rooms are located in New York, Boston, Philadelphia, Washington, DC, Miami and select markets on the West Coast. The Company's shares are traded on The New York Stock Exchange under the ticker “HT”.

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Non-GAAP Financial Measures

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO, EBITDA and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2016 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, Adjusted FFO, Adjusted FFO per weighted average common share and OP Unit outstanding, consolidated and comparable RevPAR growth and consolidated and comparable EBITDA margin growth, economic and other assumptions underlying the Company’s 2016 outlook and assumptions regarding economic growth, labor markets, real estate values and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, leverage rate-driven revenue growth, return capital to its shareholders, whether in the form of increased dividends or otherwise, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to increase margins, including hotel EBITDA margins, the expected increase in the net asset value of the hotels in the Company’s portfolio as a result of capital being invested by foreign or domestic investors or for any other reason, the Company’s ability to close on its pending joint venture with Cindat and other transactions on the terms contemplated or at all, and the Company’s ability to achieve its forecasted stabilization rates. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements.

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For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time.  All information provided in this press release, unless otherwise stated, is as of February 16, 2016, and the Company undertakes no duty to update this information unless required by law.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	December 31, 2015	December 31, 2014
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation, Including Consolidation of Variable Interest Entity Assets of $82,787 and $84,247	$1,831,119	$1,745,483
Investment in Unconsolidated Joint Ventures	10,316	11,150
Cash and Cash Equivalents	27,955	21,675
Escrow Deposits	19,204	16,941
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $12 and $39	9,465	9,363
Deferred Financing Costs, Net of Accumulated Amortization of $8,024 and $6,938	8,971	8,605
Due from Related Parties	6,243	6,580
Intangible Assets, Net of Accumulated Amortization of $3,951 and $3,514	13,389	7,316
Deposits on Hotel Acquisitions	5,000	-
Other Assets	38,110	28,426
Total Assets	$1,969,772	$1,855,539

Liabilities and Equity:
Line of Credit	$27,000	$-
Unsecured Term Loan	550,000	250,000
Unsecured Notes Payable	51,548	51,548
Mortgages Payable, including Net Unamortized Premium and Consolidation of Variable Interest Entity Debt of $52,509 and $54,132	548,539	617,375
Accounts Payable, Accrued Expenses and Other Liabilities	59,226	54,116
Dividends and Distributions Payable	16,515	17,909
Due to Related Parties	8,789	7,203
Total Liabilities	$1,261,617	$998,151

Equity:
Shareholders' Equity:
Preferred Shares: $0.01 Par Value, 29,000,000 Shares Authorized, 4,600,000 Series B and 3,000,000 Series C Shares Issued and Outstanding at December 31, 2015 and December 31, 2014, with Liquidation Preferences of $25 Per Share	$76	$76
Common Shares: Class A, $0.01 Par Value, 300,000,000 Shares Authorized, 44,457,368 and 49,708,771 Shares Issued and Outstanding at December 31, 2015 and December 31, 2014, respectively	444	497
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at December 31, 2015 and December 31, 2014	-	-
Accumulated Other Comprehensive Loss	(466)	(358)
Additional Paid-in Capital	1,086,259	1,194,547
Distributions in Excess of Net Income	(408,274)	(365,381)
Total Shareholders' Equity	678,039	829,381

Noncontrolling Interests:
Noncontrolling Interests - Common Units and LTIP Units	31,876	29,082
Noncontrolling Interests - Consolidated Variable Interest Entity	(1,760)	(1,075)
Total Noncontrolling Interests	30,116	28,007

Total Equity	708,155	857,388

Total Liabilities and Equity	$1,969,772	$1,855,539

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenues:
Hotel Operating Revenues	$123,096	$112,895	$470,272	$417,226
Other Revenue	32	31	113	180
Total Revenues	123,128	112,926	470,385	417,406

Operating Expenses:
Hotel Operating Expenses	66,451	60,952	254,313	227,324
Insurance Recoveries	-	-	-	(4,604)
Hotel Ground Rent	914	718	3,137	2,433
Real Estate and Personal Property Taxes and Property Insurance	8,927	8,322	34,518	30,342
General and Administrative	4,031	4,181	13,992	14,335
Share Based Compensation	1,918	1,872	6,523	6,028
Acquisition and Terminated Transaction Costs	665	328	1,119	2,472
Depreciation and Amortization	18,995	16,802	74,390	69,167
Contingent Consideration Related to Hotel Acquisition	-	1,000	-	2,000
Total Operating Expenses	101,901	94,175	387,992	349,497

Operating Income	21,227	18,751	82,393	67,909

Interest Income	49	59	193	805
Interest Expense	(11,167)	(11,108)	(43,557)	(43,357)
Other Expense	(33)	(104)	(367)	(485)
Gain on Disposition of Hotel Properties	-	-	-	7,195
Gain on Hotel Acquisitions, Net	-	(927)	-	12,667
Development Loan Recovery	-	-	-	22,494
Loss on Debt Extinguishment	(15)	(26)	(561)	(670)
Income before Income from Unconsolidated Joint Venture Investments, Income Taxes and Discontinued Operations	10,061	6,645	38,101	66,558

Income from Unconsolidated Joint Venture Investments	105	87	965	693

Income before Income Taxes	10,166	6,732	39,066	67,251

Income Tax Benefit	2,401	1,879	3,141	2,685

Income from Continuing Operations	12,567	8,611	42,207	69,936

Discontinued Operations
Loss on Disposition of Discontinued Assets	-	-	-	(128)
Impairment of Discontinued Assets	-	-	-	(1,800)
Income from Discontinued Operations, Net of Income Taxes	-	-	-	263
Loss from Discontinued Operations	-	-	-	(1,665)

Net Income	12,567	8,611	42,207	68,271

(Income) Loss Allocated to Noncontrolling Interests	(210)	84	(411)	(1,016)
Preferred Distributions	(3,589)	(3,589)	(14,356)	(14,356)

Net Income Applicable to Common Shareholders	$8,768	$5,106	$27,440	$52,899

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Earnings per Share:
BASIC
Income from Continuing Operations Applicable to Common Shareholders	$0.19	$0.10	$0.56	$1.08
Loss from Discontinued Operations	0.00	0.00	0.00	(0.03)

Net Income Applicable to Common Shareholders	$0.19	$0.10	$0.56	$1.05

DILUTED
Income from Continuing Operations Applicable to Common Shareholders	$0.19	$0.10	$0.56	$1.07
Loss from Discontinued Operations	0.00	0.00	0.00	(0.03)

Net Income Applicable to Common Shareholders	$0.19	$0.10	$0.56	$1.04

Weighted Average Common Shares Outstanding:
Basic	45,663,416	49,657,486	47,786,811	49,777,302
Diluted	46,211,104	50,228,966	48,369,658	50,307,506

Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

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The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.  We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP.  As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back non-cash share based compensation expense;
•	adding back acquisition and terminated transaction expenses;
•	adding back contingent considerations;
•	adding back amortization of deferred financing costs;
•	adding back adjustments for the amortization of discounts and premiums;
•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•	adding back unconsolidated joint venture management company transaction costs and state and local tax expense related to prior period assessment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

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Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation.  In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.  The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

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HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Net income applicable to common shares	$8,768	$5,106	$27,440	$52,899
Income (loss) allocated to noncontrolling interest	210	(84)	411	1,016
Income from unconsolidated joint ventures	(105)	(87)	(965)	(693)
Gain on hotel acquisition	-	927	-	(12,667)
Development loan recovery	-	-	-	(22,494)
Gain on disposition of hotel properties	-	-	-	(7,067)
Loss from impairment of depreciable assets	-	-	-	1,800
Depreciation and amortization	18,995	16,802	74,390	69,167
Funds from consolidated hotel operations applicable to common shares and Partnership units	27,868	22,664	101,276	81,961

Income from unconsolidated joint venture investments	105	87	965	693
Depreciation and amortization of purchase price in excess of historical cost	121	143	481	570
Interest in depreciation and amortization of unconsolidated joint ventures	1,232	1,612	5,027	5,915
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1,458	1,842	6,473	7,178

Funds from Operations applicable to common shares and Partnership units	29,326	24,506	107,749	89,139

Add:
Non-cash share based compensation expense	1,918	1,872	6,523	6,028
Acquisition and terminated transaction costs	665	328	1,119	2,472
Contingent consideration	-	1,000	-	2,000
Amortization of deferred financing costs	654	704	2,650	2,768
Amortization of discounts and premiums	(389)	(258)	(1,289)	(955)
Deferred financing costs written off in debt extinguishment	15	26	561	670
Straight-line amortization of ground lease expense	162	122	542	408
Unconsolidated joint venture management company transition costs and state and local tax expense related to reassessment of prior period assessment	-	-	238	302

Adjusted Funds from Operations	$32,351	$28,300	$118,093	$102,832

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.67	$0.54	$2.35	$1.98

Diluted Weighted Average Common Shares and Partnership Units Outstanding	48,157,678	51,953,962	50,276,867	52,035,256

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 13

Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended		Year Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Net income applicable to common shareholders	$8,768	$5,106	$27,440	$52,899
Income (loss) allocated to noncontrolling interest	210	(84)	411	1,016
Income from unconsolidated joint ventures	(105)	(87)	(965)	(693)
Gain on hotel acquisition	-	927	-	(12,667)
Development loan recovery	-	-	-	(22,494)
Gain on disposition of hotel properties	-	-	-	(7,067)
Loss from impairment of assets	-	-	-	1,800
Non-operating interest income	(49)	(44)	(182)	(104)
Distributions to Preferred Shareholders	3,589	3,589	14,356	14,356
Interest expense from continuing operations	11,167	11,108	43,557	43,357
Interest expense from discontinued operations	-	-	-	354
Income tax benefit	(2,401)	(1,879)	(3,141)	(2,685)
Deferred financing costs written off in debt extinguishment	15	26	561	670
Depreciation and amortization from continuing operations	18,995	16,802	74,390	69,167
Acquisition and terminated transaction costs	665	328	1,119	2,472
Contingent consideration	-	1,000	-	2,000
Non-cash share based compensation expense	1,918	1,872	6,523	6,028
Straight-line amortization of ground lease expense	162	122	542	408
Unconsolidated joint venture management company transition costs and state and local tax expense related to reassessment of prior period assessment	-	-	238	302

Adjusted EBITDA from consolidated hotel operations	42,934	38,786	164,849	149,119

Income from unconsolidated joint venture investments	105	87	965	693
Add:
Depreciation and amortization of purchase price in excess of historical cost	121	143	481	570
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	2,771	3,075	10,994	12,124

Adjusted EBITDA from unconsolidated joint venture operations	2,997	3,305	12,440	13,387

Adjusted EBITDA	$45,931	$42,091	$177,289	$162,506

Hotel EBITDA

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 14

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer

Peter Majeski, Manager of Investor Relations & Finance

Phone:  215-238-1046

510 Walnut Street 9th Floor | Philadelphia, PA  19106 | p. 215.238.1046 | f. 215.238.0157                           Page | 15